EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Global Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/2/2013	Purchase	$ 15.9482	1	29281
12/3/2013	Purchase	$ 15.9837	2	12125
12/4/2013	Purchase	$ 15.8954	3	6605
12/5/2013	Purchase	$ 15.9227	4	2800
12/10/2013	Purchase	$ 15.9530	5	21822
12/11/2013	Purchase	$ 15.5441	6	11517
12/12/2013	Purchase	$ 15.4155	7	11500
12/13/2013	Purchase	$ 15.5366	8	15000
12/16/2013	Purchase	$ 15.4726	9	5242
12/17/2013	Purchase	$ 15.4900	10	1791
12/18/2013	Purchase	$ 15.8856	11	4400
1/6/2014	Purchase	$ 15.9967	12	7500
1/8/2014	Purchase	$ 15.8974	13	15500
1/9/2014	Purchase	$ 15.7179	14	10211
1/10/2014	Purchase	$ 15.5357	15	8976
1/13/2014	Purchase	$ 15.4657	16	17700
1/14/2014	Purchase	$ 15.7580	17	4784
1/15/2014	Purchase	$ 15.9887	18	35000
1/16/2014	Purchase	$ 15.9500		30000
1/17/2014	Purchase	$ 15.7901	19	7000
1/21/2014	Purchase	$ 15.5210	20	19708
1/22/2014	Purchase	$ 15.5768	21	28104
1/23/2014	Purchase	$ 15.5509	22	24000
1/24/2014	Purchase	$ 15.5833	23	18412
1/27/2014	Purchase	$ 15.3018	24	20000
1/28/2014	Purchase	$ 15.1331	25	6400
1/29/2014	Purchase	$ 15.0249	26	40000
1/30/2014	Purchase	$ 14.9102	27	15000
1/31/2014	Purchase	$ 14.9403	28	20500

1 This transaction was executed in multiple trades at prices ranging from $15.90 – 16.00.
2 This transaction was executed in multiple trades at prices ranging from $15.86 – 16.00.
3 This transaction was executed in multiple trades at prices ranging from $15.77 – 16.00.
4 This transaction was executed in multiple trades at prices ranging from $15.83 – 16.00.
5 This transaction was executed in multiple trades at prices ranging from $15.89 – 16.00.
6 This transaction was executed in multiple trades at prices ranging from $15.50 – 15.55.
7 This transaction was executed in multiple trades at prices ranging from $15.30 – 15.50.
8 This transaction was executed in multiple trades at prices ranging from $15.42 – 15.66.
9 This transaction was executed in multiple trades at prices ranging from $15.45 – 15.55.
10 This transaction was executed in multiple trades at prices ranging from $15.47 – 15.50.
11 This transaction was executed in multiple trades at prices ranging from $15.77 – 15.90.
12 This transaction was executed in multiple trades at prices ranging from $15.99 – 16.00.
13 This transaction was executed in multiple trades at prices ranging from $15.81 – 16.00.
14 This transaction was executed in multiple trades at prices ranging from $15.70 – 15.75.
15 This transaction was executed in multiple trades at prices ranging from $15.43 – 15.60.
16 This transaction was executed in multiple trades at prices ranging from $15.35 – 15.50.
17 This transaction was executed in multiple trades at prices ranging from $15.50 – 15.80.
18 This transaction was executed in multiple trades at prices ranging from $15.885 – 16.00.
19 This transaction was executed in multiple trades at prices ranging from $15.75 – 15.80.
20 This transaction was executed in multiple trades at prices ranging from $15.37 – 15.63.
21 This transaction was executed in multiple trades at prices ranging from $15.49 – 15.78.
22 This transaction was executed in multiple trades at prices ranging from $15.45 – 15.7199.
23 This transaction was executed in multiple trades at prices ranging from $15.54 – 15.71.
24 This transaction was executed in multiple trades at prices ranging from $15.22 – 15.4698.
25 This transaction was executed in multiple trades at prices ranging from $15.11 – 15.15.
26 This transaction was executed in multiple trades at prices ranging from $14.86 – 15.09.
27 This transaction was executed in multiple trades at prices ranging from $14.88 – 14.95.
28 This transaction was executed in multiple trades at prices ranging from $14.93 – 14.95.